FOR IMMEDIATE RELEASE

October 21, 2005

GS Financial Corp.  Announces Third Quarter Results

(NASDAQ:  GSLA)

METAIRIE, La. – GS Financial Corp, the holding company of Guaranty Savings and Homestead Association “the Association”, (www.gsha.com), announced quarterly earnings of $231,000 for the quarter ended September 30, 2005, down 4% from $240,000 reported for the same period in 2004.  Diluted earnings per share for the third quarter of 2005 were $.20, unchanged from the third quarter of 2004.

Net income for the first nine months of 2005 totaled $403,000, down 9% from $445,000 reported for the same time period in 2004.  Earnings per share over the first nine months of 2005 were $.34, down 10% from $.38 in the first nine months of 2004.  The results for the first nine months of 2005 include the one-time recognition of costs associated with the retirement of the Company’s former President and Chief Executive Officer.  These costs totaled $428,000, or $.36 per share ($282,000, or $.24 per share, after related tax benefits).  Excluding the impact of this one-time charge, net earnings from operations for the nine months ended September 30, 2005 were $685,000, or $.58 per share.

GS Financial’s third quarter earnings were adversely affected by Hurricane Katrina, which struck the Association’s primary market area on August 29, 2005.  While the full impact of this event on the Association’s financial condition and results of operation are in the process of being fully assessed, the Company has included certain charges in its third quarter results.  The following summarizes certain effects of the hurricane on the Company’s operations:

•

One of the Association’s four full service branches suffered significant damage to both the building and its contents.  As a result, the Company has recognized a pre-tax impairment charge of approximately $155,000.  This branch is expected to remain out of service for several months.

•

The Association has granted its customers a three-month deferral of loan payments.  Interest continues to accrue on these loans; however, late charges are being waived.  Loans that have become past due more than 90 days as a result of this deferral continue to be treated as a performing asset.

•

The Association continues to evaluate its reserves for loan losses in light of the destruction sustained in the area.  However, at this point, the Association has not completed any assessment sufficient to permit it to increase its reserves for loan losses and additional provisions may be required in the future.

Despite the widespread damage to the area and the temporary displacement of Company employees, the Association was able to resume operations at its main office and branches as soon as civil evacuation orders were lifted by local authorities.

Net interest income for the quarter ended September 30, 2005 was $1.4 million, down approximately $21,000, or 1% from the third quarter of 2004, and up less than 1%, or $12,000 from the second quarter of 2005.  The third quarter 2005 net interest margin was 3.20%, up 29 basis points from 2.91% from the third quarter of 2004, and up 11 basis points from 3.09% in the second quarter of 2005.

Net interest income for the first nine months of 2005 was $4.3 million, up 6% from $4.1 million in the first nine months of 2004.  The net interest margin for the first nine months of 2005 was 3.10%, up 38 basis points from 2.72% for the same time period in 2004.

Additional financial information include the following:

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Total assets at September 30, 2005 were $181.2 million, down approximately 9% from December 31, 2004.

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Loans at September 30, 2005 were $84.9 million, down approximately 8% from December 31, 2004.

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Deposits at September 30, 2005 were $117.5 million, down approximately 10% from December 31, 2004.

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Outstanding advances from the Federal Home Loan Bank at September 30, 2005 were $33.9 million, down approximately 14% from December 31, 2004.

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Stockholders’ equity at September 30, 2005 was $28.7 million, down less than 1% from December 31, 2004.  Stockholders’ equity as a percentage of total assets at September 30, 2005 was 15.84%, up from 14.47% at December 31, 2004.

•

Non-interest expense for the third quarter of 2005 totaled $1.0 million, down approximately 13% from a year earlier.  Non-interest expense for the first nine months of 2005 totaled $3.6 million, up approximately 5% from the first nine months of 2004.  Included in the first half of 2005 are the previously mentioned expenses associated with the retirement of the Company’s former President and Chief Executive Officer.  Excluding the impact of this one-time charge, non-interest expenses for the first nine months would have been $3.1 million, down approximately 7% from the previous year.

•

Non-performing assets were $346,000 at September 30, 2005, compared to $894,000 at December 31, 2004.  The ratio of non-performing assets to total assets at September 30, 2005 was .19% compared to .45% at December 31, 2004.

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Reserve coverage of non-performing assets at September 30, 2005 was 266% compared to 103% at December 31, 2004.  Reserve coverage of total loans was 1.07% at September 30, 2005 compared to .99% at December 31, 2004.

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The ratio of loans to deposits at September 30, 2005 was 72.26%, compared to 70.5% at December 31, 2004.

FORWARD-LOOKING INFORMATION

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. In addition to risks and uncertainties described by the Company in prior filings with the SEC, other risks and uncertainties potentially impacting the Company are those related to the Company in its primary market area impacted by Hurricane Katrina, including the continuing effect of the storm and its aftermath on the Company's operating expenses and on the Company's borrowers and other customers.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

GS Financial Corp.
Condensed Consolidated Statements of Financial Condition

($ in thousands)	9/30/2005 (Unaudited)	12/31/2004 (Audited)
ASSETS

Cash & Amounts Due from Depository Institutions	$ 1,678	$ 1,613
Interest-Bearing Deposits from Other Banks	4,331	3,761
Federal Funds Sold	2,730	1,650
Total Cash and Cash Equivalents	8,739	7,024
Securities Available-for-Sale, at Fair Value	80,834	94,557
Loans, Net	84,901	92,158
Accrued Interest Receivable	1,115	596
Premises & Equipment, Net	2,380	2,508
Stock in Federal Home Loan Bank, at Cost	2,150	2,445
Foreclosed Assets	159	-
Real Estate Held-for-Investment, Net	481	493
Other Assets	443	285
Total Assets	$ 181,202	$ 200,066

LIABILITIES
Deposits
Interest-Bearing Deposits	$ 116,459	$ 129,758
Noninterest-Bearing Deposits	1,034	965
Total Deposits	117,493	130,723
FHLB Advances	33,937	39,689
Other Liabilities	1,072	710
Total Liabilities	152,502	171,122

STOCKHOLDERS' EQUITY
Preferred Stock - $.01 Par Value	$ -	$ -

Common Stock - $.01 Par Value	34	34

Additional Paid-in Capital	34,572	34,425
Unearned ESOP Stock	(310)	(521)
Unearned RRP Trust Stock	(861)	(865)
Treasury Stock	(32,193)	(32,119)
Retained Earnings	28,335	28,286
Accumulated Other Comprehensive Loss	(877)	(296)
Total Stockholders' Equity	28,700	28,944
Total Liabilities & Stockholders' Equity	$ 181,202	$ 200,066

Selected Asset Quality Data
Total Non Performing Assets	$ 346	$ 894
Non Performing Assets to Total Assets	0.19%	0.45%
Allowance for Loan Losses to Non Performing Assets	265.90%	102.90%

GS Financial Corp.
Condensed Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands, except per share data)	2005	2004	2005	2004
Interest and Dividend Income	$ 2,670(1)	$ 2,793	$ 7,980(1)	$ 8,193
Interest Expense	1,231	1,333	3,674	4,139

Net Interest Income	1,439	1,460	4,306	4,054
Provision for Loan Losses	-	-	-	33
Net Interest Income after Provision for Loan Losses	1,439	1,460	4,306	4,021

Non-interest Expense	981	1,129	3,569	3,392
Net Income Before Non-Interest Income and Income Taxes	458	331	737	629

Impairment Charge Related to Hurricane Katrina	(155)	-	(155)	-
Non-interest Income	39	(85)	71	(181)
Income Before Tax Expense	342	246	653	448

Income Tax Expense	111	6	250	3
Net Income	$ 231	$ 240	$ 403	$ 445
Earnings Per Share - Basic	$ 0.20	$ 0.21	$ 0.34	$ 0.38
Earnings Per Share -Diluted	$ 0.20	$ 0.20	$ 0.34	$ 0.38

Selected Operating Data
Weighted Average Shares Outstanding	1,180,635	1,152,393	1,181,436	1,156,409
Return on Average Assets [2]	0.50%	0.46%	0.28%	0.28%
Non-Interest Expense/Average Assets[2]	2.12%	2.18%	3.76%	3.18%
Net Interest Margin[2]	3.20%	2.91%	3.10%	2.72%
[1] Includes approximately $397,000 of interest accrued on loans but for which payments have not been received as a result of loan deferrals granted in the wake of Hurricane Katrina. 2 Annualized